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                                                                   Exhibit 23.2


                          Consent of Independent Auditors



    We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-94975) and related Prospectus of Watson Wyatt & Company Holdings pertaining to the registration of its Class B-1 and B-2 Common Stock and to the incorporation by reference therein of our report dated July 18, 1997, with respect to the financial statements of Wellspring Resources LLC included in Form 10-K/A of Watson Wyatt & Company for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                          Ernst & Young LLP


Jacksonville, Florida
May 5, 2000